Exhibit 4.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of July 27, 2022 (this "Amendment"), is among THE MARCUS CORPORATION (the “Borrower”), the LENDERS party hereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as Co-Documentation Agents.

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of January 9, 2020 (as amended by that certain First Amendment to Credit Agreement dated as of April 29, 2020, as amended by that certain Second Amendment to Credit Agreement dated as of September 15, 2020, and as amended by that certain Third Amendment to Credit Agreement dated as of July 13, 2021, the "Credit Agreement" and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B. The Borrower desires to amend the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I. AMENDMENTS. Upon the Fourth Amendment Effective Date, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.1 The following definition is added to Section 1.01 of the Credit Agreement:

“Fourth Amendment” means the Fourth Amendment to Credit Agreement dated as of July 27, 2022 by and among the Borrower, the Lenders party thereto, the Administrative Agent, the Syndication Agent, and the Co-Documentation Agents.

1.2 Each reference in the Credit Agreement to “any financial covenant in this Agreement as in effect prior to the First Amendment Effective Date” or “the financial covenants in this Agreement as in effect prior to the First Amendment Effective Date” shall be amended by adding the following after each such clause: “(provided that the financial covenant in Section 6.09(b) hereof, as amended pursuant to the Fourth Amendment, shall be deemed in effect prior to the First Amendment Effective Date)”.

1.3 Section 6.09(b) of the Credit Agreement is restated as follows:

(b) Consolidated Fixed Charge Coverage Ratio. Subject to Section 6.09(f) below, the Borrower shall not permit or suffer the Consolidated Fixed Charge Coverage Ratio at the end of any Fiscal Quarter, as calculated for the four Fiscal Quarters then ending, to be less than 2.5 to 1.0.

ARTICLE II. REPRESENTATIONS. The Borrower represents and warrants to the Administrative Agent and the Lenders, on the date hereof, that:

2.1 The execution, delivery and performance of this Amendment are (a) within the Borrower's corporate powers and have been duly authorized by all necessary corporate action and, if required, actions by equity holders; (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (c) will not violate any Requirement of Law applicable to the Borrower or any Subsidiary, (d) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any Subsidiary or the assets of the Borrower or any Subsidiary, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens created pursuant to the Loan Documents.

2.2 This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.3 Upon giving effect to this Amendment, the representations and warranties contained in Article III of the Amended Credit Agreement and in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

2.4 As of the date hereof, no Default exists or has occurred and is continuing, and no Default will be caused upon giving effect to this Amendment.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as the date hereof (the “Fourth Amendment Effective Date”) when all of the following conditions have been satisfied:

3.1 The Borrower and the Required Lenders shall have signed this Amendment.

3.2 The Administrative Agent shall have received and be reasonably satisfied with such other documents, and the Borrowers shall have satisfied such other conditions, as the Administrative Agent may have reasonably requested, including without limitation all documents and conditions described in the closing list delivered in connection herewith, and the payment of all fees as separately agreed upon that are due and payable on or prior to the Fourth Amendment Effective Date to the extent invoiced (in reasonable detail) at least one Business Day prior to the Fourth Amendment Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding.

ARTICLE IV. MISCELLANEOUS.

4.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Amended Credit Agreement and as further amended from time to time.

4.2 This Amendment shall be construed in accordance with and governed by the law of the State of Wisconsin.

4.3 Except as expressly amended hereby, the Borrower agrees that (a) the Amended Credit Agreement and all other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms, (b) the terms of this Amendment do not constitute a novation and (c) it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein. The Borrower hereby reaffirms, as of the date hereof, its guarantee of the Secured Obligations under the Loan Documents and its grant of Liens on the Collateral to secure the Secured Obligations pursuant to the Loan Documents to which it is a party with the same priority as originally granted.

4.4 The Borrower acknowledges and agrees that the Administrative Agent and the Lenders have fully performed all of their obligations under all Loan Documents or otherwise with respect to the Borrower and its Subsidiaries, all actions taken by the Administrative Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Documents and they are not aware of any existing claims or causes of action against the Administrative Agent or any Lender, any Subsidiary or Affiliate thereof or any of their successors or assigns, in each case in respect of the Loan Documents and any transactions in connection therewith, and waives any such claims or causes of action existing as of the date hereof.

4.5 Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. This Amendment is a Loan Document.

4.6 This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

4.7 Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

THE MARCUS CORPORATION

By: /s/ Chad M. Paris
Name: Chad M. Paris
Title: Chief Financial Officer & Treasurer

Signature Page to Fourth Amendment to Marcus Corporation Credit Agreement

JPMORGAN CHASE BANK, individually and as Administrative Agent

By: /s/ Sally Weiland
Name: Sally Weiland
Title: Authorized Officer

Signature Page to Fourth Amendment to Marcus Corporation Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, individually and as Syndication Agent

By: /s/ Caroline V. Krider
Name: Caroline V. Krider
Title: Senior Vice President

Signature Page to Fourth Amendment to Marcus Corporation Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, individually and as Syndication Agent

By: /s/ Caroline V. Krider
Name: Caroline V. Krider
Title: Senior Vice President

Signature Page to Fourth Amendment to Marcus Corporation Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Co-Documentation Agent

By: /s/ Thomas Smith
Name: Thomas Smith
Title: VP, Relationship Manager

Signature Page to Fourth Amendment to Marcus Corporation Credit Agreement

BANK OF AMERICA, N.A., individually and as Co-Documentation Agent

By: /s/ Steven K. Kessler
Name: Steven K. Kessler
Title: Senior Vice President

Signature Page to Fourth Amendment to Marcus Corporation Credit Agreement

BMO HARRIS BANK, N.A.

By: /s/ Nick Irving
Name: Nick Irving
Title: Vice President

Signature Page to Fourth Amendment to Marcus Corporation Credit Agreement

ASSOCIATED BANK, N.A.

By: /s/ James W. Engel
Name: James W. Engel
Title: Senior Vice President

Signature Page to Fourth Amendment to Marcus Corporation Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By: /s/ Jamie Camarena
Name: Jamie Camarena
Title: Vice President

Signature Page to Fourth Amendment to Marcus Corporation Credit Agreement